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                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "General Information" and "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A, No. 333-57793) of the streetTRACKS(R) Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated August 18, 2006, with respect to the financial statements and financial highlights of streetTRACKS(R) DJ Wilshire Total Market ETF, streetTRACKS(R) DJ Wilshire Large Cap ETF, streetTRACKS(R) DJ Wilshire Large Cap Growth ETF, streetTRACKS(R) DJ Wilshire Large Cap Value ETF, streetTRACKS(R) DJ Wilshire Mid Cap ETF, streetTRACKS(R) DJ Wilshire Mid Cap Growth ETF, streetTRACKS(R) DJ Wilshire Mid Cap Value ETF, streetTRACKS(R) DJ Wilshire Small Cap ETF, streetTRACKS(R) DJ Wilshire Small Cap Growth ETF, streetTRACKS(R) DJ Wilshire Small Cap Value ETF, streetTRACKS(R) DJ Global Titans ETF, streetTRACKS(R) DJ Wilshire REIT ETF, streetTRACKS(R) KBW Bank ETF, streetTRACKS(R) KBW Capital Markets ETF, streetTRACKS(R) KBW Insurance ETF, streetTRACKS(R) Morgan Stanley Technology ETF, SPDR(R) Dividend ETF, SPDR(R) O-Strip ETF, SPDR(R) Biotech ETF, SPDR(R) Homebuilders ETF, SPDR(R) Semiconductor ETF, SPDR(R) Metals & Mining ETF, SPDR(R) Oil & Gas Equipment & Services ETF, SPDR(R) Oil & Gas Exploration & Production ETF, SPDR(R) Pharmaceuticals ETF, SPDR(R) Retail ETF, and streetTRACKS(R) KBW Regional Banking ETF included in the annual report of the streetTRACKS(R) Series Trust.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
                                        Ernst & Young LLP

Boston, Massachusetts
October 25, 2006